Exhibit 4.1

NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”), HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

CARBON NATURAL GAS COMPANY

Warrant to Purchase Common Stock

Warrant No.: __

Date of Issuance: February 15, 2017 (“Issuance Date”)

Carbon Natural Gas Company, a Delaware corporation (the “Company”), certifies that, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, _______________, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time on or after the Issuance Date, but not after 6:30 p.m., New York Time, on the Expiration Date (as defined below), a number of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) determined, as of the time of exercise, by dividing (a) the Aggregate Unreturned Capital of the Holder’s Class A Units of Carbon California Company, LLC, a Delaware limited liability company (“CCC LLC”), then held by the Holder by (b) the Exercise Price. As of the Issuance Date, the number of Warrant Shares purchasable under this Warrant is 30,555,556, based on the Holder’s Aggregate Unreturned Capital of $11,000,000 and the current Exercise Price of $0.36. The number of Warrant Shares purchasable upon exercise of this Warrant will change as the Aggregate Unreturned Capital changes, and such number of Warrant Shares and the Exercise Price shall be subject to certain other adjustments from time to time as provided herein. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16.

1.           EXERCISE OF WARRANT.

(a)           Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part (but not as to fractional shares), by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. In consideration of the exercise of the Warrant, the Holder shall transfer and assign to the Company a number of Class A Units of CCC LLC the sum of the Unreturned Capital of which is equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”). Only whole Class A Units of CCC LLC may be used to pay the Aggregate Exercise Price in connection with any exercise of this Warrant. The term “Exercise Delivery Documents” as used herein refers to the Exercise Notice and the assignment agreement and other documents necessary to transfer the applicable number of Class A Units of CCC LLC from the Holder to the Company.

The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder; provided, however, that in the event that this Warrant is exercised in full or for the remaining unexercised portion hereof, the Holder shall deliver this Warrant to the Company for cancellation within a reasonable time after such exercise. On or before the third Trading Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall deliver (or cause the Company’s transfer agent for the Common Stock (the “Transfer Agent”) to deliver) to the Holder a certificate representing the number of shares of Common Stock issuable to the Holder upon such exercise of the Warrant. The certificate shall contain the legend set forth in Section 15 until such time as the legend may be removed in accordance with Section 15. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares to such Holder. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Trading Days after any such submission and at its own expense, issue a new Warrant (in accordance with Section 6(e)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant has been and/or is being exercised. The Company shall pay any and all taxes and other expenses of the Company (including overnight delivery charges) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrants or Warrant Shares in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(b)           Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.36 per share of Common Stock, subject to adjustment as provided herein.

(c)           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up to the next whole share.

2.           ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)           Adjustment upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares then purchasable under this Warrant will be proportionately increased in accordance with the formula set forth in the first paragraph of this Warrant. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares then purchasable under this Warrant will be proportionately decreased in accordance with the formula set forth in the first paragraph of this Warrant. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           Adjustment upon Dividends by the Company. In the event that the Company declares a dividend on its Common Stock during the term of this Warrant, the Exercise Price shall be reduced by the amount per share of such dividend payable to holders of Common Stock, and the number of Warrant Shares then purchasable under this Warrant will be increased in accordance with the formula set forth in the first paragraph of this Warrant. The Company shall deliver to the Holder written notice of the declaration of any dividends at least 10 calendar days prior to the record date established for purposes of determining the holders of Common Stock entitled to receive such dividend, or, if no such record date is established, the date as of which the record holders of shares of Common Stock are determined for the issuance of such dividends.

(c)           Par Value. Notwithstanding anything to the contrary in this Warrant, in no event shall the Exercise Price be reduced below the par value of the Company’s Common Stock.

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(d)           Adjustment upon Distributions by CCC LLC. For the avoidance of doubt, if CCC LLC makes any distributions to the Holder with respect to its Class A Units during the term of this Warrant, the Aggregate Unreturned Capital shall be reduced and the number of Warrant Shares purchasable under this Warrant shall be reduced in accordance with the formula set forth in the first paragraph of this Warrant, and there shall be no adjustment in the Exercise Price. The Company shall cause CCC LLC to deliver to the Holder prior written notice of any distribution in respect of its Class A Units in CCC LLC, at least 10 calendar days prior to the record date established for purposes of determining the holders of Class A Units entitled to receive such distributions, or, if no such record date is established, the date as of which the record holders of Class A Units are determined for the issuance of such distributions.

(e)           Adjustment upon Additional Capital Contributions to CCC LLC. For the avoidance of doubt, if the Holder makes any additional capital contributions to CCC LLC after the Issuance Date with respect to its Class A Units, the Aggregate Unreturned Capital shall be increased and the number of Warrant Shares purchasable under this Warrant shall be increased in accordance with the formula set forth in the first paragraph of this Warrant, and there shall be no adjustment in the Exercise Price.

3.           FUNDAMENTAL TRANSACTIONS.

(a)           If, at any time while this Warrant is outstanding, there occurs any Fundamental Transaction (including, without limitation, one pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, in lieu of the shares of the Common Stock (or other securities, cash assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), the same amount and kind of shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) that the Holder would have been entitled to receive upon the consummation of such Fundamental Transaction had this Warrant been exercised immediately prior to the record date for such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. Upon the occurrence of any Fundamental Transaction, the Successor Entity, if any, shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this Section 3 shall apply similarly and equally to successive Fundamental Transactions and any adjustment under this Section 3 shall be without duplication for any adjustment or distribution made under Section 2.

(b)           In the event that the Company at any time grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”) the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), immediately before the record date for the grant, issuance or sale of such Purchase Rights, or, if no such record date is established, the date as of which the record holders of shares of Common Stock are determined for the grant, issuance or sale of such Purchase Rights.

4.           RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of shares of Common Stock which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments in Sections 2 and 3). The Company covenants that all shares of Common Stock so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such actions as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. If, notwithstanding the foregoing, and not in limitation thereof, at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all this Warrant (without regard to any limitations on exercise contained herein) (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this entire Warrant. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

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5.           WARRANT HOLDER NOT DEEMED A STOCKHOLDER; LIMITATION ON LIABILITY. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.           REGISTRATION AND REISSUANCE OF WARRANTS.

(a)           Registration of Warrant. The Company shall register this Warrant, upon the records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall also register any transfer, exchange, reissuance or cancellation of any portion of this Warrant in the Warrant Register.

(b)           Transfer of Warrant. This Warrant shall be transferable in connection with a transfer of the Holder’s Class A Units of CCC LLC. In the event of any transfer of such Class A Units, the Holder shall transfer to the transferee of such Class A Units a portion of this Warrant representing the right to purchase a number of whole Warrant Shares having an Aggregate Exercise Price equal, at the time of the transfer, to the sum of the Unreturned Capital of the Class A Units being transferred. Except as provided in the preceding two sentences, this Warrant may not be offered for sale, sold, transferred or assigned without the consent of the Company, and only in accordance with applicable securities laws. Subject to applicable securities laws, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company together with all applicable transfer taxes, whereupon the Company shall forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(e)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(e)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(c)           Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form or the provision of reasonable security by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(e)) representing the right to purchase the Warrant Shares then underlying this Warrant.

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(d)           Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company together with all applicable transfer taxes, for a new Warrant or Warrants (in accordance with Section 6(e)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that the Company shall not be required to issue Warrants for fractional shares of Common Stock hereunder.

(e)           Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall (i) be of like tenor with this Warrant, (ii) represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(b) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and (iv) have the same rights and conditions as this Warrant.

7.           NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the information set forth in the Warrant Register. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including, in reasonable detail, a description of such action and the reason or reasons therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder immediately upon any adjustment of the Exercise Price or the number of Warrant Shares purchasable under this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment (but, in each case, only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder).

8.           NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the Required Reserve Amount. If the Company is restricted by the rules of the Principal Market from issuing and delivering the Warrant Shares or any portion thereof without prior approval of the holders of the issued and outstanding voting capital stock of the Company, then the Company shall, upon exercise hereof, issue the maximum number of Warrant Shares permissible under the applicable rules of the Principal Market and, upon request of the Holder, use its best efforts to obtain the approval of the requisite holders of the issued and outstanding voting capital stock of the Company required by such rules for any remaining amount of Warrant Shares. Without limiting the foregoing, in connection with the initial application for listing of its Common Stock on a Principal Market that has rules of the type contemplated by the preceding sentence that might reasonably be expected to restrict the number of Warrant Shares that the Holder can purchase without stockholder approval, the Company shall, upon request of the Holder, seek the prior approval of the holders of its voting capital stock for the issuance of all Warrant Shares issuable and that may become issuable under this Warrant, at the earliest of any special meeting of shareholders held in connection with such listing or a related transaction or the first annual meeting of shareholders held after the decision to apply for listing of the Common Stock on such Principal Market has been made.

9.           AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

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10.         GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

11.         CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.         DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the number of Warrant Shares purchasable under this Warrant, the Company shall submit the disputed determinations via facsimile within two Trading Days of receipt of the Exercise Notice giving rise to such dispute to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Trading Days of such disputed determination being submitted to the Holder, then the Company shall, within two Trading Days submit via facsimile the disputed determination of the Exercise Price or the number of Warrant Shares to an independent, outside accountant. The Company shall cause the accountant to perform the determinations and notify the Company and the Holder of the results no later than 10 Trading Days from the time it receives the disputed determinations. Such accountant’s determination shall be binding upon all parties absent demonstrable error. The expenses of the accountant will be borne by the Company unless the accountant determines that the Holder failed to act in good faith in its determination of the Exercise Price or the number of Warrant Shares, in which case the expenses of the accountant will be borne by the Holder.

13.         REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of posting bond or other security.

14.         SUCCESSORS AND ASSIGNS. This Warrant shall bind and inure to the benefit of and be enforceable by the Company and the Holder and their respective permitted successors and assigns.

15.         REPRESENTATIONS; LEGENDS.

(a)           The Holder represents that this Warrant is being acquired, and the Warrant Shares issuable upon exercise hereof will be acquired, for investment for the Holder’s own account and not with a view to the resale or distribution thereof. The preceding sentence, however, shall be without prejudice to the Holder’s right at any time to sell or otherwise dispose of this Warrant or the Warrant Shares or any potion thereof in compliance with applicable federal and state securities laws and any restrictions on transfer set forth herein, and shall not be deemed a representation by the Holder that it will hold, nor an agreement to hold, all or any portion of this Warrant or the Warrant Shares for any particular period of time.

(b)           The Holder understands that the Warrant and the Warrant Shares issuable and deliverable upon exercise of this Warrant have not been registered pursuant to the provisions of the Securities Act, and the Warrant or Warrant Shares will bear the following restrictive legend (in addition to any legend required under applicable state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

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The Company, at its sole cost, shall remove the legend described in this Section 15 (or instruct the Transfer Agent to so remove such legend) from the certificates evidencing the Warrant and Warrant Shares if (A) such Warrant Shares are sold pursuant to an effective registration statement under the Securities Act, (B) such Warrant or Warrant Shares, as applicable, are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (C) such Warrant or Warrant Shares, as applicable, are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions. In connection with a sale of the Warrant or Warrant Shares, as applicable, by any Holder in reliance on Rule 144, such Holder or its broker shall deliver to the Transfer Agent and the Company a customary broker representation letter providing to the Transfer Agent and the Company any information the Company deems reasonably necessary to determine that the sale of the Warrant or Warrant Shares, as applicable, is made in compliance with Rule 144, including, where and as may be appropriate, a certification that such Holder is not an Affiliate of the Company and regarding the length of time the Warrant or Warrant Shares, as applicable, have been held. Upon receipt of such representation letter, the Company shall promptly remove or cause the Transfer Agent to remove the legend referred to in this Section 15 from the certificates evidencing the Warrant and Warrant Shares, in each case within two (2) Business Days, and the Company shall bear all costs associated therewith. If a Holder is not an Affiliate of the Company and has held the Warrant or Warrant Shares, as applicable, for at least one year, if the certificates evidencing such Warrant or Warrant Shares still bears the legend referred to in this Section 15, the Company agrees, upon request of the Holder, to take all steps necessary to effect the removal of the legend described in this Section 15 within two (2) Business Days from the certificates evidencing the Warrant and Warrant Shares, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the Holder provides to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws.

16.         CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)           “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b)           “Aggregate Unreturned Capital” means, at any time and from time to time, the sum of the Unreturned Capital of each Class A Unit owned by Holder at such time.

(c)           “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by law to be closed for business.

(d)           “Common Stock” means (i) the Company’s shares of Common Stock, $0.01 par value per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e)           “Demand Registration Rights” means the right of the Holder to require the Company to effect a registration of all or part of the Registrable Securities held by the Holder on a registration statement on Form S-1 (or on Form S-3, if available) under the Securities Act and to register or qualify such Registrable Securities under the appropriate state securities or “blue sky” laws in connection therewith.

(f)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(g)           “Expiration Date” means the seventh anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded (a “Holiday”), the next date that is not a Holiday.

(h)           “Fundamental Transaction” means that, after the Issuance Date, the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into another Person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination immediately prior to such stock purchase or business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than the Holder and its Affiliates or any Related Party thereof, is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate ordinary voting power represented by issued and outstanding Common Stock (excluding any debt securities convertible into equity) normally entitled to vote in the election of directors (“Voting Stock”) of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock held by an Affiliate) or 50% or more of the aggregate economic interests in the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets).

(i)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(j)           “Piggyback Rights” means the right of the Holder to require the Company to include the Holder’s Registrable Securities in any registration statement to be filed under the Securities Act by the Company with respect to any of its equity securities for its own account (other than a registration statement on Form S 4 or Form S-8 or any successor or substantially similar form) or for the account of any other holders of its equity securities.

(k)           “Principal Market” means the OTCQB operated by the OTC Markets Group, Inc.; provided, however, that in the event that the Company’s Common Stock is ever listed or traded on the Nasdaq Capital Market, Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE Amex, or the OTC Bulletin Board (it being understood that as used herein “OTC Bulletin Board” shall also mean any successor or comparable market quotation system or exchange to the OTC Bulletin Board), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(l)           “Registrable Securities” means the Warrant Shares purchasable under this Warrant and any shares of Common Stock or other equity securities of the Company that may hereafter be issued or issuable with respect to the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or similar transaction.

(m)           “Related Party” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

(n)           “Securities Act” means the Securities Act of 1933, as amended.

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(o)           “Successor Entity” means the Person formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into.

(p)           “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(q)           “Unreturned Capital” means, with respect to each Class A Unit owned by Holder as of the Issuance Date or the date of an Exercise Notice, the amount by which the capital contributions made by the Holder to CCC LLC with respect to such Class A Unit exceeds the amount of cash distributions received by the Holder from CCC LLC with respect to such Class A Unit.

17.         REGISTRATION RIGHTS.

(a)           The Holder shall be entitled to no fewer than three (3) Demand Registration Rights on Form S-1 (and an unlimited number of Demand Registration Rights on Form S-3, if available), which Demand Registration Rights may be exercised at any time; provided, that such Demand Registration Rights may not be exercised by the Holder more than two (2) times in any three hundred sixty-five (365) day period.

(b)           The Holder shall be entitled to unlimited Piggyback Rights (provided, however, that such Piggyback Rights shall be subject to the “cutback” provisions described in this Section 17).

(c)           The Company shall bear all costs of any shelf or underwritten registration (other than underwriters’ discounts and commissions relating to the Holder’s Registrable Securities sold thereunder), including the legal expenses of counsel to represent the Holder in any such offering.

(d)           Upon request by the Holder, the Company shall execute and deliver to the Holder an agreement setting forth the registration rights contemplated by this Section 17 and establishing procedures and including such terms and conditions, reasonably satisfactory to the Holder, as are customary in registration rights agreements, including provisions in respect of (i) an indemnity by the Company in favor of the Holder, (ii) underwriters’ “cutbacks” (pursuant to which, if in the case of the exercise of any Piggyback Right (as described in clause (b) above), the managing underwriter advises the Company that the inclusion of all Registrable Securities required to be included in such offering would have an adverse effect on the price of the underwritten Registrable Securities, the underwriters may exclude from such offering the number of Registrable Securities to the extent necessary to eliminate such adverse effect), (iii) “blackout” periods and (iv) “lockups”.

(e)           The Holder shall have the registration rights contemplated by this Section 17 during the period from the Issuance Date through the Expiration Date and thereafter until all Registrable Securities (i) have been sold by the Holder under an effective registration statement or pursuant to Rule 144 adopted under the Securities Act or (ii) have become freely tradable without restriction, including any manner-of-sale requirement or restriction on the number of shares that may be sold during any period of time, under Rule 144.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

CARBON NATURAL GAS COMPANY

By:
Patrick R. McDonald
Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

CARBON NATURAL GAS COMPANY

The undersigned holder hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of Carbon Natural Gas Company, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Exercise Price. The Holder shall transfer ______________ Class A Units of CCC LLC to the Company in accordance with the terms of the Warrant.

2. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

3. Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that the Holder is in compliance with the representation in Section 15(a) of this Warrant to which this notice relates with respect to the Warrant Shares.

Date: _______________ __, ______

Name of Registered Holder	Name of Signatory

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice.

CARBON NATURAL GAS COMPANY

By:
Name:
Title: